UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2024 (February 8, 2024)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Solar Asset Securitization

On February 13, 2024, a wholly owned, indirect subsidiary (“SOL VI Issuer”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as the indenture trustee, and completed an issuance of solar asset backed notes that were issued pursuant to the Indenture (the “Transaction”).

SOL VI Issuer issued $194,500,000 5.65% Solar Asset Backed Notes, Series 2024-1, Class A (the “Class A Notes”), $16,500,000 7.00% Solar Asset Backed Notes, Series 2024-1, Class B (the “Class B Notes”) and $15,000,000 9.00% Solar Asset Backed Notes, Series 2024-1, Class C (the “Class C Notes” and, collectively with the Class A Notes and Class B Notes, the “Notes”). The Notes have an anticipated repayment date of April 30, 2032.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to institutional accredited investors under Section 4(a)(2) of the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and other applicable securities laws. The Class A Notes, the Class B Notes and the Class C Notes have been rated A- (sf), BBB (sf) and BB- (sf), respectively, by Kroll Bond Rating Agency, LLC.

The Collateral

The Notes are secured by, and payable from the cash flow generated by, the membership interests in the SOL VI Issuer’s wholly owned, direct subsidiaries, and the sale of renewable energy credits. Each such subsidiary owns a managing member interest in a project company. Each project company owns a pool of photovoltaic systems, related lease agreements or power purchase agreements and other related solar assets. Each project company is jointly owned with a third-party investor.

Sunnova TE Management, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of the Company (the “Transaction Manager”), will act as transaction manager pursuant to the terms of a Transaction Management Agreement between the SOL VI Issuer and the Transaction Manager. The Transaction Manager will be required to provide certain administrative, collection, and other management services to the SOL VI Issuer, including in respect of the subsidiaries of SOL VI Issuer and the renewable energy credits distributed to SOL VI Issuer by them.

Events of Default and Amortization Events

The Indenture contains events of default that are customary in nature for solar securitizations of this type, including, among other things, (a) the non-payment of interest, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the Notes if they are not paid in full at their rated final maturity. The Notes are also subject to amortization events that are customary in nature for solar securitizations of this type, including (a) the occurrence of an event of default, (b) a debt service coverage ratio falling below certain levels, (c) failure to maintain insurance, (d) the aggregate expenses of the project companies rising above certain levels and (e) failure to repay the Notes in full by their anticipated repayment date. The occurrence of an amortization event or an event of default could result in accelerated amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes. In connection with the Transaction, Sunnova Energy Corporation, a wholly owned, direct subsidiary of the Company, issued a performance guaranty covering (a) the performance of certain obligations of its affiliates who manage or service the project companies and the collateral securing the Notes, (b) the performance obligations of the Transaction Manager under the Transaction Manager Agreement and (c) the payment of certain expenses incurred by the SOL VI Issuer and the Indenture Trustee.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Notes for (i) the payment of expenses related to the offering of the Notes and (ii) general corporate purposes.

Amendment to SLA Credit Amendment

On February 14, 2024, Sunnova EZ-Own Portfolio, LLC (the “SLA Borrower”), a wholly owned subsidiary of the Company, entered into that certain Amendment No. 2 to Second Amended and Restated Credit Agreement (SLA) (the “SLA Amendment”), which, among other things, further amends that certain Second Amended and Restated Credit Agreement, dated as of August 2, 2023 (as previously amended, the “SLA Credit Agreement”), by and among the SLA Borrower, certain other subsidiaries of the Company party thereto, Atlas Securitized Products Holdings, L.P., as administrative agent, and the lenders and other financial institutions party thereto.

The SLA Amendment amended the SLA Credit Agreement to, among other things, (i) reflect certain assignments of commitments and the assignment of the role of funding agent occurring within the Atlas Lender Group (as defined in the SLA Credit Agreement), (ii) amend the thresholds for certain Amortization Events (as defined in the SLA Credit Agreement), and (iii) modify the Liquidity Reserve Account Required Balance (as defined in the SLA Credit Agreement).

The foregoing description of the SLA Amendment is qualified in its entirety by reference to the full text of the SLA Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment to TEPH Credit Agreement

On February 14, 2024, Sunnova TEP Holdings, LLC (the “TEPH Borrower”), a wholly owned subsidiary of the Company, entered into that certain First Amendment to Second Amended and Restated Credit Agreement (the “TEPH Amendment”), which, among other things, amends that certain Second Amended and Restated Credit Agreement, dated as of November 3, 2023 (the “TEPH Credit Agreement”), by and among the TEPH Borrower, as borrower, Sunnova TE Management, LLC, as facility administrator, Atlas Securitized Products Holdings, L.P., as administrative agent , and the lenders and other financial institutions party thereto.

The Amendment amended the TEPH Credit Agreement to, among other things, reflect certain assignments of commitments and the assignment of the role of funding agent occurring within the Atlas Lender Group (as defined by the TEPH Credit Agreement).

The foregoing description of the TEPH Amendment is qualified in its entirety by reference to the full text of the TEPH Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation and Transition Agreement with Mr. Hillstrand

On February 8, 2024, the Company commenced discussions with Kris W. Hillstrand, Executive Vice President, Direct regarding his transition and separation from the Company, including the effective date of such separation. The Company does not intend to fill the position.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Indenture, by and between Sunnova SOL VI Issuer, LLC and Wilmington Trust, National Association, as indenture trustee, dated as of February 13, 2024.

10.2*	Amendment No. 2 to Second Amended and Restated Credit Agreement (SLA), among Sunnova EZ-Own Portfolio, LLC, Sunnova SLA Management, LLC, Sunnova Asset Portfolio 7 Holdings, LLC, the Lenders party thereto, the Funding Agents party thereto and Atlas Securitized Products Holdings, L.P. as administrative agent, dated as of February 14, 2024.

10.3*	First Amendment to Second Amended and Restated Credit Agreement, among Sunnova TEP Holdings, LLC, as borrower, Sunnova TE Management, LLC, as facility administrator, the lenders and funding agents party thereto and Atlas Securitized Products Holdings, L.P., as administrative agent, dated as of February 14, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: February 14, 2024	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel